Exhibit 99

Entergy Corporation 639 Loyola Ave. New Orleans, LA 70113

News Release

Date:	Aug. 27, 2013

For Release:	Immediately

Contact:	Media Relations (802) 258-2143 (802) 258-2144 mburns@entergy.com	Paula Waters (Investor Relations) (504) 576-4380 pwater1@entergy.com

Entergy to Close, Decommission Vermont Yankee

Decision driven by sustained low power prices, high cost structure and wholesale electricity market design flaws for Vermont Yankee plant

Focus to remain on safety during remaining operation and after shutdown

New Orleans, La. – Entergy Corporation (NYSE: ETR) today said it plans to close and decommission its Vermont Yankee Nuclear Power Station in Vernon, Vt. The station is expected to cease power production after its current fuel cycle and move to safe shutdown in the fourth quarter of 2014. The station will remain under the oversight of the Nuclear Regulatory Commission throughout the decommissioning process.

“This was an agonizing decision and an extremely tough call for us,” said Leo Denault, Entergy’s chairman and chief executive officer. “Vermont Yankee has an immensely talented, dedicated and loyal workforce, and a solid base of support among many in the community. We recognize that closing the plant on this schedule was not the outcome they had hoped for, but we have reluctantly concluded that it is the appropriate action for us to take under the circumstances.”

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Entergy to Close, Decommission Vermont Yankee

Aug. 27, 2013

The decision to close Vermont Yankee in 2014 was based on a number of financial factors, including:

•	A natural gas market that has undergone a transformational shift in supply due to the impacts of shale gas, resulting in sustained low natural gas prices and wholesale energy prices.
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A high cost structure for this single unit plant. Since 2002, the company has invested more than $400 million in the safe and reliable operation of the facility. In addition, the financial impact of cumulative regulation is especially challenging to a small plant in these market conditions.

•
Wholesale market design flaws that continue to result in artificially low energy and capacity prices in the region, and do not provide adequate compensation to merchant nuclear plants for the fuel diversity benefits they provide.

Making the decision now and operating through the fourth quarter of 2014 allows time to duly and properly plan for a safe and orderly shutdown and prepare filings with the NRC regarding shutdown and decommissioning. Entergy will establish a decommissioning planning organization responsible for planning and executing the safe and efficient decommissioning of the facility. Once the plant is shut down, workers will de-fuel the reactor and place the plant into SAFSTOR, a process whereby a nuclear facility is placed and maintained in a condition that allows it to be safely secured, monitored and stored.

“We are committed to the safe and reliable operation of Vermont Yankee until shutdown, followed by a safe, orderly and environmentally responsible decommissioning process,” Denault said.

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Entergy to Close, Decommission Vermont Yankee

Aug. 27, 2013

Commenting on the future of nuclear power, Denault said: “Entergy remains committed to nuclear as an important long-term component of its generating portfolio. Nuclear energy is safe, reliable, carbon-free and contributes to supply diversity and energy security as part of a balanced energy portfolio.”

Financial Implications

Entergy plans to recognize an after-tax impairment charge of approximately $181 million in the third quarter of 2013 related to the decision to shut down the plant at the end of this current operating cycle. In addition to this initial charge, Entergy expects to recognize charges totaling approximately $55 to $60 million associated with future severance and employee retention costs through the end of next year. These charges will be classified as special items, and therefore, excluded from operational results.

The company noted that the estimated operational earnings contribution from Vermont Yankee was expected to be around breakeven in 2013, and generally declining over the next few years. As a result of this decision and based on continuing operations into fourth quarter 2014, the estimated operational earnings change, excluding these special items, is expected to be modestly accretive within two years after shutdown, and cash flow is expected to increase approximately $150 to $200 million in total through 2017, compared to Vermont Yankee’s continued operation.

Regarding decommissioning, assuming end of operations in fourth quarter 2014, the amount required to meet the NRC minimum for decommissioning financial assurance for license termination is $566 million. The Vermont Yankee decommissioning trust had a balance of approximately $582 million as of July 31, 2013, excluding the $40 million guarantee by Entergy Corporation to satisfy NRC requirements following the 2009 review of financial assurance levels. Filings with the NRC for planned shutdown activities will determine whether any other financial assurance may be required and will specifically address funding for spent fuel management, which will be required until the federal government takes possession of the fuel and removes it from the site, per its current obligations.

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Entergy to Close, Decommission Vermont Yankee

Aug. 27, 2013

Vermont Yankee, a single unit boiling water reactor, began commercial operation in 1972. Entergy acquired the plant from Vermont Yankee Nuclear Power Corporation in 2002. In March 2011, the NRC renewed the station's operating license for an additional 20 years, until 2032.

Additional information regarding today’s announcement is available in the Frequently Asked Questions section of www.entergy.com.

Entergy Corporation, which celebrates its 100th birthday this year, is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including more than 10,000 megawatts of nuclear power, making it one of the nation’s leading nuclear generators. Entergy delivers electricity to 2.8 million utility customers in Arkansas, Louisiana, Mississippi and Texas.

Additional information can be accessed online at
www.entergy.com.

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Entergy to Close, Decommission Vermont Yankee

Aug. 27, 2013

In this news release, and from time to time, Entergy makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements involve a number of risks and uncertainties. There are factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including (a) those factors discussed in this release and in: (i) Entergy’s Form 10-K for the year ended Dec. 31, 2012, (ii) Entergy’s Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 and (iii) Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear plant relicensing, operating and regulatory risks, including any changes resulting from the nuclear crisis in Japan following its catastrophic earthquake and tsunami; (e) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (f) conditions in commodity and capital markets during the periods covered by the forward-looking statements, in addition to other factors described elsewhere in this release and subsequent securities filings and (g) risks inherent in the proposed spin-off and subsequent merger of Entergy’s electric transmission business with a subsidiary of ITC Holdings Corp. Entergy cannot provide any assurances that the spin-off and merger transaction will be completed and cannot give any assurance as to the terms on which such transaction will be consummated. The spin-off and merger transaction is subject to certain conditions precedent, including regulatory approvals.